UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 30, 2013
Date of Report (Date of earliest event reported)

4Cable TV International, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53983	N/A
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

1248 Highway 501 Business Conway, South Carolina 29526
(Address of Principal Executive Offices)

1-843-347-4933
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and pro forma financial statements and the related notes filed with this Form 8-K.

Unless otherwise indicated, in this Form 8-K, references to “we,” “our,” “us,” “CATV,” the “Company” or the “Registrant” refer to 4Cable TV International, Inc. (formerly Liberto, Inc.), a Nevada corporation and its wholly owned subsidiary 4Cable TV Inc., a South Carolina corporation.

Section 1 – Registrant’s Business and Operations

Item 1.01        Entry into Material Definitive Agreement

On September 30, 2013, 4Cable TV International, Inc., a Nevada corporation (formerly Liberto, Inc.) (the “Registrant,” “Company” or “CATV”), entered into an Amendment to Share Exchange Agreement (the “Amendment”) with 4Cable TV, Inc., a South Carolina corporation (“4Cable TV”) and the shareholders of 4Cable TV (the “Selling Shareholders”), amending that certain Share Exchange Agreement dated April 4, 2013 (the “Exchange Agreement”) between the Company, 4Cable TV and the Selling Shareholders.

Subsequent to the execution of the Exchange Agreement, 4Cable TV issued additional shares of its capital stock to a new shareholder.  The Amendment allows the new shareholder to be added as a party to the Exchange Agreement and the schedules and exhibits thereto.

The foregoing description of the terms and conditions of the Amendment and the transactions contemplated thereunder that are material to the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1.

Section 2 - Financial Information

Item 2.01.       Completion of Acquisition or Disposition of Assets.

On September 30, 2013 (the “Closing Date”), the Company closed a voluntary share exchange transaction with 4Cable TV and the Selling Shareholders pursuant to the Share Exchange Agreement.

In accordance with the terms of Exchange Agreement, on the Closing Date, the Registrant issued 20,900,000 shares of its common stock to the Selling Shareholders in exchange for 100% of the issued and outstanding capital stock of 4Cable TV (the “Exchange Transaction”). As a result of the Exchange Transaction, the Selling Shareholders acquired approximately 46.91% of our issued and outstanding common stock, 4Cable TV became our wholly-owned subsidiary, and the Registrant acquired the business and operations of 4Cable TV.

4Cable TV believes it has certain valuable business and intellectual property related to cable television transmission hardware.

Prior to the Exchange Transaction, we were a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (“Exchange Act”).  Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10 under the Exchange Act, for the Registrant’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Exchange Transaction.

The following description of the terms and conditions of the Exchange Agreement and the transactions contemplated thereunder that are material to the Registrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference into this Item 2.01.

As a result of the Exchange Transaction, our primary operations consist of what was previously the business and operations of 4Cable TV. Therefore, we include information about the business, financial condition, and management of 4Cable TV prior to the Closing Date in this Form 8-K, as such information is relevant to our current and future business and operations.

For accounting purposes, the Exchange Transaction has been accounted for as a reverse merger, with 4Cable TV being the acquirer for both legal and accounting purposes.  Consequently, the assets and liabilities and the historical operations that will be reflected in the Company’s future financial statements will be those of 4Cable TV. The Company’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of 4Cable TV after consummation of the merger, and the historical financial statements of the Company before the merger will be replaced with the historical financial statements of 4Cable TV before the merger in all future filings with the SEC.  The financial statements of 4Cable TV are set forth in Exhibits 99.1(a) and (b) of this Current Report.  For pro forma financial information, see Exhibit 99.2 of this Current Report.

Issuance of Common Stock. At the closing of the Exchange Transaction (“Closing”), the Registrant issued a total of 20,900,000 shares of its common stock to the Selling Shareholders in exchange for 100% of the issued and outstanding capital stock of 4Cable TV.  Immediately prior to the Exchange Transaction the Registrant had 23,650,000 shares of common stock issued and outstanding. Immediately after the Exchange Transaction, the Registrant had 44,550,000 shares of common stock issued and outstanding.

Change in Management. As a condition to closing the Exchange Agreement, effective on the Closing Date, Steven K. Richey, Susan Richey and Andrew Staniak were appointed to the Registrant’s Board of Directors, Anthony Martin resigned from the Registrant’s Board of Directors and as an officer of the Registrant, and Steven K. Richey was appointed President and Chief Executive Officer of the Registrant, George Schnellman was appointed Chief Financial Officer of the Registrant, Susan Richey was appointed Secretary of the Registrant, Andrew Staniak was appointed Vice President of the Registrant and Gene Faulkner was appointed VP Sales and Marketing.

The following persons consist of the Registrant’s new executive officers and directors subsequent to the closing of the Exchange Transaction:

Name	Age	Position

Steven K. Richey	67	Director, President and Chief Executive Officer
Susan Richey	58	Director, Secretary
Andrew Staniak	69	Director, Vice President
George Schnellman	63	Chief Financial Officer
Gene Faulkner	58	VP Sales and Marketing

The Registrant previously filed and mailed the Information Statement required under Rule 14(f)-1 to its shareholders on or about August 16, 2013, and the ten-day period prior to the change in the majority of the Registrant’s directors as required under Rule 14(f)-1 expired on August 26, 2013.  Additional information regarding the above-mentioned directors and/or executive officers is set forth below under the section titled “Management.”

DESCRIPTION OF BUSINESS

Except as otherwise indicated by context, references to “we,” “us” or “our” hereinafter in this Form 8-K are to the business of 4Cable TV, except that references to “our common stock,” “our shares of common stock” or “our capital stock” or similar terms shall refer to the common stock of the Registrant.

Overview

4Cable TV was incorporated on May 19, 2005 as a South Carolina corporation.  On May 23, 2005, 4Cable TV purchased all of the assets of Resources Electronics, a Canadian corporation.  4Cable TV is headquartered in Conway, South Carolina.

4Cable TV supplies a variety of infrastructure products to the cable TV equipment market.  4Cable TV has two product areas that they believe will drive growth over the next 12 to 36 months:

1.
Power efficient cable TV amplifiers (PowerMiser™) and optical termination amplifiers (Nodes), including solar powered equipment and bandwidth upgrades.  We believe this line of products offers many opportunities outside of the United States as well, especially in Europe and parts of South America, where the cost of electric power is high.

2.
Equipment (RF2F™) designed to economically extend the end of line service area by converting the coaxial cable service back to fiber optic and thus allowing 1-5000 foot drops, as compared to the now allowable 1500 foot coaxial drops.  A drop is the connection from the Cable TV System

3.	to a customer’s home or business. 4Cable TV intends to and has additional equipment under development to expand this line.

Background

The Registrant was organized under the laws of the State of Nevada on November 8, 2007 under the name “Liberto, Inc.” with a focus on the development, manufacture and sale of artificial lobster meat.  On April 25, 2013, the Registrant affected an 11 for 1 forward split of its common stock payable in the form of a stock dividend.

The Registrant has not generated any revenue from its business operations to date, and to date, the Registrant has been unable to raise additional funds to implement its operations.  As a result, the Registrant consummated the Exchange Transaction with 4Cable TV.

Since its founding in 2005, 4Cable TV has been a specialty solutions provider for the cable television (CATV) sector including repair, upgrading, and testing. We provide service and customized solutions to CATV operators.  4Cable TV was founded by two experienced veterans of the cable industry who together have previously owned and operated CATV systems across the United States, directed design validation laboratories, qualified hundreds of amplifier bandwidth upgrades, developed the first satellite block down converter now used in all satellite systems, and were involved in the first voice over IP experiments as International Long Distance Operators.

Products

4Cable TV currently offers the following suite of products:

●
RF2F™   (RF to Fiber):  This proprietary line of coax-to-fiber taps allows cable operators to reach homes within their franchise authorized area that were previously not economically reachable.  Fiber optics allows longer distances between the existing network and the new users at a lower cost per foot for the cable.

●
PowerMiser™  : This circuitry allows a low current 1 GHz amplifier (and/or line extender) to be constructed with a dramatic 50% decrease in current power requirements, while maintaining essentially the same operational specifications.

●
RFoG (RF over Glass): This signal distribution technology combines the existing cable TV infrastructure with the efficiencies of fiber optics to effectively reach the home in a way that is competitive with the existing options.  Other solutions require a new back office infrastructure while RFoG uses the existing infrastructure.   RF2F™   is an extension of RFoG technology and RF2F™ has been referred to as point to point RFoG.

●
Node+0: This application combines the RFoG technology platform with the Company’s PowerMiser engineering to take fiber signal all the way to the last device before the customer.  This results in a much more reliable system with lower operating and maintenance costs.

●	SOLAR-CATV: This extension of the PowerMiser and the Node+0 utilizes solar power and helps the operator extend service to areas not presently served without adding power sources.

●	DSR: (Dynamically Scalable Return) This technology allows nodes, R-ONU’s (RFoG optical network units) to dynamically adjust their return bandwidth simply be changing the channel

●
lineup at the head end.  Present technology requires that the diplex filters in each unit be changed, which in many cases means an amplifier rebuild or the replacement of the plug in diplex filters at a considerable cost.

Additionally, the below listed products are in development:

●
Legacy component replacement/upgrades: Recent consolidation among hardware manufacturers has led to a large number of CATV infrastructure products which are near the end of their operational life. These products represent a large installed base and an opportunity for upgraded replacement parts.  We presently have replacement modules for some Magnavox, Motorola and SA(Cisco) units.  As the basic circuits are the same, as opportunities are presented, existing circuitry will need to be adapted to the physical size required.  Each new module will take 1-3 months to be ready for production.

●
Direct manufacture of EDFA’s: Our current EDFA (erbium doped fiber amplifiers) offerings are purchased from a manufacturer in China. We can manufacture our own line of EDFA’s at a lower cost provided we have the sales volume to support the effort.  We have completed most of the engineering and have units in field trials.  We expect to begin production the second quarter of 2014.

Revenues and Customers

We generate revenue through the sales of our products to cable TV system operators.  Our initial customers have been independent cable TV operators.  Sales to the large multiple system operators (“MSOs”), such as Comcast and Time Warner, will begin as our products are vetted by the major operators.  This vetting process is already under way and we hope to be in a position to begin MSO sales sometime within the next 12 months.  Our sales efforts to-date have been limited by our capital availability and personnel resources.

Industry

The domestic cable TV industry appears to be stable as the providers of cable TV are branching into the telephone and internet areas. The National Cable and Telecommunications Association (NCTA) puts 2011 total industry revenue at $97 billion. Cable providers have not suffered the same loss of market share that land line telephone companies have seen as households have increasingly cancelled basic telephone accounts in conjunction with increased mobile phone use. The international cable TV market is expected to grow as countries become more developed and demand for Western conveniences increases.  It is estimated by Cable Spotlight Magazine that worldwide cable TV subscribers will exceed 500 million by 2014 with much of the growth coming from China and Latin America.  We believe Latin America in particular offers a unique opportunity because of their high energy costs and the potential benefits that could be provided by our power saving equipment.  In addition, Latin America’s power reliability is low and our PowerMisers product can reduce the cost of providing emergency standby power.

The domestic cable TV industry includes large MSOs, as well as more than 900 independent cable operators which serve over 7.6 million subscribers.  Viewed as a group, these independent operators would be the third largest cable provider in the United States (behind Time Warner Cable with over 12 million subscribers and ahead of Cox with over 5 million).

Subscriber base of basic video providers as of August 2013 (courtesy of NCTA):

Rank	MSO	Basic Video Subscribers
1	Comcast Corporation	21,995,000
2	DirecTV	20,080,000
3	Dish Network Corporation	14,056,000
4	Time Warner Cable, Inc.	12,218,000
5	Verizon Communications, Inc.	4,726,000
6	Cox Communications, Inc.1	4,540,000
7	AT&T, Inc.	4,536,000
8	Charter Communications, Inc.	4,158,000
9	Cablevision Systems Corporation	3,197,000
10	Bright House Networks LLC1	2,013,000

Our Market

These independent cable operators discussed above will be the initial focus of our sales efforts as they are typically able to make purchasing decisions much quicker than the larger MSOs.  We believe we can offer these providers field-tested and proven technologies that will enable them to operate more efficiently and more profitably. These independent providers are under extreme pressure from large cap market leaders, bundled offerings by telecom firms, satellite providers, and a variety of internet delivery systems. We believe our products can provide substantial relief to them by preserving their operating margins.

We also realize that the up-front cost of our products could be prohibitive to smaller operators. In this regard, we are currently considering specialty financing solutions which would allow us to offer financing alternatives along with our product offerings.

The majority of our sales are currently in the US, with a minor portion in Europe. Electricity prices in Europe and South America are roughly twice those in the United States.  These higher energy regions are natural markets for our PowerMiser product.  In order to expand our ability to penetrate these markets, we intend to rely on strategic alliances with distributors who can help us quickly expand our reach and increase production volume.

Technology

The Company has developed, and deployed proprietary circuitry, the PowerMiser technology platform, that enables new modules to be  installed in existing trunk amplifiers and line extenders that will draw fifty percent less current while maintaining the same operational specifications, for all brands, and at all bandwidths.  This is especially significant for systems upgrading to 1 GHz which will positively affect return on investment calculations for operators.

Flexibility and adaptability for cutting edge technology in extreme economic conditions. Capitalizing on the knowledge gained from our RFoG product, 4Cable TV has developed RF2F (RF to Fiber) which will allow the operator to begin an RFoG plant from almost anywhere in the system.  The RF2F-Mini is a tap that allows cable companies to serve previously un-served customers with up to 5,000 foot fiber drops.

Carbon footprint. The top MSOs (Comcast, TWC, Cox) have made public declarations regarding their desire to decrease the carbon footprint of their systems.  However, the means to do so are currently limited.  We believe this field is fertile for companies which can provide proven technology to allow these MSOs to achieve the desired carbon reductions. We believe our products can help them achieve this goal, without the associated decreases in bandwidth which are traditionally correlated to reduced power

Intellectual Property

Our success depends in part upon our ability to protect our core technology and intellectual property. To establish and protect our proprietary rights, we will rely on a combination of patents, patent applications, trademarks, copyrights, trade secrets, including know-how, license agreements, confidentiality procedures, non-disclosure agreements with third parties, employee disclosure and invention assignment agreements, and other contractual rights.

We have current Trademark applications for PowerMiser and for RF2F.  As soon as they are in use we will apply for Solar-CATV, and DSR.   We have a provisional Patent filed for our Dynamically Scalable Return (DSR), patent application number 61878595 filed September 16, 2013, and our latest version of RF2F and are actively pursuing a full patent application.

Manufacturing

4Cable TV currently has 11,000 square feet of manufacturing, engineering, sales and administrative space located in Conway, SC.  This facility is equipped with the necessary equipment and stations to allow us to handle most manufacturing in-house.  The vast majority of the products we offer are made in our own facility, with the exception of some fiber optic components which we buy from China.  However, subject to capital availability, we hope to bring some of this production in-house as well during the first half of 2014.

Distribution and Marketing

Gene Falkner was hired as VP of Sales and Marketing on August 1, 2013. He will augment the CEO’s networking efforts. A new web site and other marketing is being developed and designed to increase internet traffic.

We will market our products through a combined use of direct sales personnel, distribution and independent “sales representative” companies.

●
Direct Sales: Sales of products by our personnel in territories not served by any third party sales partner.  We will work directly with all MSO corporate, divisional and regional offices providing pre- and post-sales support for our products, working with the lab and lab staff of the MSO corporate offices for approvals of any and all of our products, and introducing those products to the CATV marketplace. In addition we will manage the sales efforts of all third party sale partners.  Sales partners act as distributors, buying our products at a discount and then marking them up and selling and billing the customer directly.  This model is especially useful when dealing in other countries, as the sales partner handles all local taxes and import paperwork and duties, if any.

•
Distribution: Some products which we market are suitable for sales by a distribution partner. These products are typically less complex devices, with limited (or no) options required, making them suitable for long-term stocking on  distributors’ shelves.

•
“Sales Reps”: Independent sales representatives are companies contracted to provide sales and sales support to a specific territory using their own sales staff.  We do not have any agreements with independent sales representatives in place at this time, but are in the process of negotiating a third party sales/ distributorship with a Canadian company.

Competition

We believe there are no directly competitive products currently available which offer similar services and features as available in our proprietary equipment at a similar price point.

In the  direct replacement modules market segment we have three direct competitors , but with much higher power requirements. The machinery requirements and general knowledge of the industry in general and electronics in particular present significant barriers to entry into the industry.

4Cable believes it has several key strengths in its marketplace:

●	The ability to design, build and market products not currently conceived by any competition, such as RF2F Mini. We believe there are no direct competitive products available.
●
The ability to design or supply products that might be available through a competitive source but offer features not available at all through those same competitors, such as the AC power consumption savings offered by our PowerMiser product.  In areas of the world with high power costs this can be an important advantage.

●
The ability to build products that might be available from a competitive source, but are offered at a significant pricing advantage from those other sources, such as our line of optical products.  For example we can sell an EDFA for 50% less than the major companies while still achieving a 100% margin.

Direct or indirect competition to products marketed by 4Cable include:

●	Cisco (Products once owned and marketed by Scientific Atlanta)
●	Arris (Now controlling products once owned by C-Cor and Motorola)
●	Broadband International, Inc.
●	CableServ

We believe we have a strong opportunity to expand our market share.  We believe 4Cable TV is well known throughout the CATV industry, especially in the smaller markets, and we believe that sales to a few systems inside one major MSO would help speed acceptance of our company and products within other systems of the same organization.

Government Regulation

As a manufacturer of laser emitters, we will be required to register our devices with the Food and Drug Administration (FDA).  The FDA classifies laser emitters labels based upon strength and requires all laser products to have warning labels with specific language depending upon the classification for the product.

We may also elect to seek UL (Underwriters Laboratories) approval for certain of our products as well, as certain purchasers require such approval, however we are not statutorily required to have UL approval of our products.

We will rely on legal and operational compliance programs, as well as local counsel, to guide our businesses in complying with applicable laws and regulations of the jurisdictions in which we do business.

We do not anticipate at this time that the cost of compliance with U.S. and foreign laws will have a material financial impact on our operations, business or financial condition, but there are no guarantees that new regulatory and tariff legislation may not have a material negative effect on our business in the future.

As most of our present business is in the United States, which does not participate in the Restriction of Hazardous Substances Directive (RoHS) our products are non-RoHS compliant.  As we move into countries that are RoHS compliant, we will have to migrate our production to a RoHS compliant product.    During the transition phase our cost, due to duplicate inventories and some duplication in manufacturing equipment, may be marginally higher.  However, we believe that increase in cost will be transitory and should not materially affect our operations.

Employees

4Cable TV has twenty full-time employees and four part-time employees.  All employees are required to execute non-disclosure agreements as part of their employment.  None of our employees are subject to collective bargaining agreements.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

We have a limited operating history on which to evaluate our business or base an investment decision.

Our business prospects are difficult to predict because of our limited operating history, early stage of development and unproven business strategy. We expect to incur losses over the near to mid-term, and certainly during the next 12 months, if not longer as we expand our product offering and increase our marketing and sales efforts.  Our sales and marketing efforts to-date have been limited and we face numerous risks and uncertainties as we attempt to expand the business. In particular, we have not proven our product will be attractive to larger companies in the industry. If we are unable to make progress selling our products into these larger companies, are prospects will be limited and it will be difficult to accomplish our business goals.

If our actual results vary from our business plan, we may need to raise additional capital..

We anticipate that we will require capital of $250,000 to $400,000 over the next 12 months to carry out our business plan.  We have firm capital commitments of $500,000 over the next six months, as explained below in the Liquidity and Capital Resources section.  If sales increase greater than our projections, or if we encounter unforeseen costs, we may need to raise additional capital.

If we need to raise additional capital, there is no assurance that we will be able to obtain financing on terms acceptable to us, or at all.  If we are unable to raise capital when needed, our business, financial condition and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.  If additional financing is obtained it may involve the sale of additional equity securities with the consequence of dilution to our current investors.

Our management and internal systems might be inadequate to handle our potential growth.

Successful implementation of our business strategy will require us to develop our operations and effectively manage growth. Growth will place a significant strain on our management, financial, product design, marketing, distribution and other resources, which would cause us to face operational difficulties. To manage future growth, our management must build operational and financial systems and expand, train, retain and manage our employee base. Our management may not be able to manage our growth effectively in which case, our expansion would be halted or delayed and we may lose our opportunity to gain significant market share or the timing advantage with which we would otherwise gain significant market share. Any inability to manage growth effectively may harm our ability to implement and execute our current or any subsequent business plans.

If the quality of our products does not meet our customers’ expectations, then our sales and operating earnings, and ultimately our reputation, could be negatively impacted.

Some of the products we sell could have quality issues resulting from the design or manufacture of the product.  These issues could be caused by components we purchase from other manufacturers or suppliers. Such quality issues, whether discovered pre-shipment and post-shipment, can have legal and financial ramifications, including: delays in the recognition of revenue, loss of revenue or future orders, customer-imposed penalties on us for failure to meet contractual requirements, increased costs associated with repairing or replacing products, and a negative impact on our goodwill and brand name reputation.

In some cases, if the quality issue affects the product’s safety or regulatory compliance, then such a “defective” product may need to be recalled. Depending on the nature of the defect and the number of products in the field, it could cause us to incur substantial recall costs, in addition to the costs associated with the potential loss of future orders and the damage to our goodwill or brand reputation. In addition, we may be required, under certain customer contracts, to pay damages for failed performance that might exceed the revenue that we received from the contracts.  Recalls involving regulatory agencies could also result in fines and additional costs. Finally, recalls could result in third-party litigation by persons alleging harm, resulting from the use of the products.

Many of our components are designed or manufactured by third parties and if such third-parties lack sufficient quality control or if there are significant changes in the financial or business condition of such third-parties, it may have a negative impact on our business.

Although we manufacture most of our products in-house, we rely on third-parties to design or manufacture many of the components used in these products.  We could have difficulties fulfilling our orders and our sales and profits could be adversely affected if (i) we are not able to engage such manufacturers with the capabilities or capacities required by our business, (ii) such third parties lack sufficient quality control and fail to deliver quality components or products on time and at reasonable prices, (iii) if there are significant changes in the financial or business condition of such third parties.

Our success is dependent, in part, upon our ability to form successful strategic alliances. If these arrangements do not develop as expected, our business may be negatively impacted.

We plan to expand our sales reach by partnering with independent sales representatives to provide sales and sales support to a specific territory using their own sales staff.  However, such arrangements carry an element of risk because, in many cases, we may compete in some business areas with a company with which we have a partnership and, at the same time, cooperate with that company in other business areas.  These distributors may also market products which compete with ours.  Additionally, we will not have direct control over the representatives of these companies, and yet their performance may reflect on our business.  If such arrangements do not develop as expected, our business could be negatively impacted.

Our future operating results depend on our ability to purchase a sufficient amount of materials, parts and components to meet the demands of our customers and any reduction or interruption in supplies or significant increase in the price of supplies could have a negative impact on our business.

Our ability to meet customers’ demands depends, in part, on our ability to obtain timely and adequate delivery of quality materials, parts and components from our suppliers. If demand for our products increases from our current expectations, we could experience shortages.  Although we plan to work closely with our suppliers to avoid shortages, there can be no assurance that we will not encounter shortages in the future or that such shortages will not negatively impact our operations.

Furthermore, certain of our components may be available only from a single source or limited sources. We may not be able to diversify sources in a timely manner. A reduction or interruption in supplies or a significant increase in the price of supplies could have a negative impact on our business.  In the event any of these single source or limited source suppliers breach their contracts with us, our legal remedies associated with such a breach may be insufficient to compensate us for any damages we may suffer.

We are subject to a wide range of product regulatory and safety, consumer, worker safety and environmental laws.

Our operations and the products we manufacture and sell are subject to a wide range of regulatory laws both in the United States and internationally.  Compliance with existing or future laws could subject us to future costs or liabilities, impact our production capabilities, constrict our ability to sell, expand or acquire facilities, and generally impact our financial performance.  Some of these laws may relate to the use, disposal, cleanup of, and exposure to certain substances.  In the United States, laws often require parties to fund remedial studies or actions regardless of fault and often times in response to action or omissions that were legal at the time they occurred.  Changes to U.S. environmental laws or our discovery of additional obligations under these laws could have a negative impact on our financial performance.

Laws focused on: the energy efficiency of electronic products and accessories; recycling of both electronic products and packaging; and reducing or eliminating certain hazardous substances in electronic products continue to expand significantly.

Efforts to protect our intellectual property rights and to defend claims against us can increase our costs and will not always succeed; any failures could adversely affect sales and profitability or restrict our ability to do business.

Intellectual property rights will be crucial to our business. We endeavor to obtain and protect our intellectual property rights in jurisdictions in which our products are produced or used and in jurisdictions into which our products are imported. Different nations may provide limited rights and inconsistent duration of protection for our products. We may be unable to obtain protection for our intellectual property in key jurisdictions. Even if protection is obtained, competitors, or others in the chain of commerce may raise legal challenges to our rights or illegally infringe on our rights, including through means that may be difficult to prevent or detect. In addition, because of the rapid pace of technological change, and the confidentiality of patent applications in some jurisdictions, competitors may be issued patents from applications that were unknown to us prior to issuance. These patents could reduce the value of our commercial or pipeline products or, to the extent they cover key technologies on which we have unknowingly relied, require that we seek to obtain licenses or cease using the technology, no matter how valuable to our business. We cannot assure we would be able to obtain such a license on acceptable terms. The extent to which we succeed or fail in our efforts to protect our intellectual property will affect our costs, sales and other results of operations.
If we are unable to establish sufficient sales and marketing capabilities we may not be able to generate sales and product revenue.

We currently have very limited operations for the sales, marketing and distribution of any products we develop.  The establishment of such organization will be critical to our success.  We expect to face competition in our efforts to establish strategic relationships from other companies vying for the same type of relationships.  If we are unable to establish an efficient sales and marketing platform, we may not be able to penetrate the market on a scale required to become viable or profitable.

If we do not maintain sufficient inventory levels or if we are unable to deliver our products to our customers in sufficient quantities, or if our inventory levels are too high, our operating results will be adversely affected.

If we do not accurately anticipate the future demand for our products or the time it will take to obtain new inventory, our inventory levels may not be appropriate and our results of operations may be negatively impacted.  If we fail to meet our shipping schedules, it could damage our relationships with distributors and/or customers, our shipping costs may increase and/or sales opportunities may be delayed or lost.  In order to be able to deliver our products in a timely manner, we will need to maintain adequate inventory levels.  If the inventory of our products held by distributors and/or retailers is too high, they will not place orders for additional products, which would unfavorably impact our future sales and adversely affect operating results.

It may be difficult for us to recruit and retain the types of engineers and other highly-skilled employees that are necessary to remain competitive.

Competition for key technical personnel in high-technology industries is intense. We believe that our future success depends in large part on our continued ability to hire, assimilate, retain and leverage the skills of qualified engineers and other highly-skilled personnel needed to develop successful new products. We may not be as successful as our competitors at recruiting, assimilating, retaining and utilizing these highly-skilled personnel.

The Company is dependent on its current employees.

The success of the Company will be largely dependent on the personal efforts of its current executives.  Given our limited resources, it would be difficult to replace any of these individuals and the loss of their services could have a material adverse effect on our business and prospects.

The Company does not have any key man insurance and has no current intention to obtain such form of insurance.

The Selling Shareholders may have functional control of the Company.

Upon the closing of the Exchange Transaction, the Selling Shareholders are obtaining approximately a 46.91% ownership interest in the Company.  They will be able to significantly influence, if not control, many aspects of the Company including the election of the Company's directors, increases in the authorized capital, dissolution, acquisitions, sale of assets or merger of the Company, and generally direct the affairs of the Company.

Risks Related to the Cable Industry

The cable industry currently faces a wide range of competition, and our businesses and results of operations could be adversely affected if cable providers are not able to effectively compete.

The consumer entertainment industry is intensely competitive and there are a growing number of companies that provide a broad range of entertainment alternatives to consumers.  Technological changes are further intensifying and complicating the competitive landscape and influencing consumer behavior. Companies continue to emerge offering alternative services, such as satellite television, Internet video streaming and downloading of video programming, and wireless services and devices.  Cable providers face substantial and increasing competition from providers of similar types of content to obtain talent, programming and other resources required in operating these businesses, such as Netflix and Amazon, which have their own high-quality original content.  The cable industry also competes with companies that offer programming and other communications services in bundled packages, including high-speed Internet and phone services.

Cable providers also face competition for consumers’ limited leisure time and discretionary spending from other sources, such as feature films, premium pay television services, video on demand services, the Internet, home video products, videogames, social networking, print media, live sports and other events and radio broadcasts. Technological developments, such as tablets and other mobile electronic devices, new video formats and Internet-delivered content, as well as an increase in the number of free or nominally priced online entertainment choices, have intensified the challenges posed by audience fragmentation.

In addition, cable providers compete for the sale of advertising time with other television networks and stations, as well as with all other advertising platforms, such as radio stations, print media and websites.  Increased competition for the leisure time of audiences and audience fragmentation, by the growing use of new technologies, or by the economy in general, may cause advertisers to alter their spending priorities based on these or other factors.

There can be no assurance that cable providers will be able to compete effectively against existing or new competitors.  A significant decrease in the size of the cable television market could have an adverse effect on our business.

Changes in consumer behavior driven by new technologies may adversely affect our businesses.

New technologies, particularly alternative methods for the distribution, sale and viewing of content, have been, and will likely continue to be, developed that further increase the number of competitors that all cable providers face and that drive changes in consumer behavior. These technologies may affect the demand for cable television products and services, as the number of entertainment choices available to, and the manner in which they are delivered to, consumers continue to increase and evolve.

Newer services and technologies that may compete with cable television video services include digital distribution services and devices that offer Internet video streaming and downloading of movies, television shows and other video programming that can be viewed on television sets and computers, as well as other devices such as smartphones and tablets. Some of these services charge a nominal or no fee for access to their content, which could adversely affect the demand for cable television video services.  In addition, consumers are increasingly interested in accessing information, entertainment and communication services outside the home, and newer services in wireless Internet technology, such as 3G and 4G wireless broadband services and wide area Wi-Fi networks, and devices such as wireless data cards, tablets, smartphones and mobile wireless routers that connect to such devices, may compete with cable’s high-speed Internet services. The success of any of these ongoing and future developments may have an adverse effect on cable’s competitive position, business and results of operations.

Some of these newer technologies also give consumers greater flexibility to watch programming on a time-delayed or on-demand basis or to fast-forward or skip advertisements within cable television programming, which also may adversely impact the advertising revenue we receive. Delayed viewing and advertising skipping have become more common as the penetration of DVRs has increased and as content has become increasingly available via video-on-demand services and Internet sources. These and other changes in technology, distribution platforms and consumer behavior could have an adverse affect on the cable industry, which could indirectly affect the demand for our products.

Service disruptions could harm the reputation of the cable industry in general or specific providers.

Communication and transmitter facilities are used by cable providers to transmit programming to affiliates.  Shutdowns or service disruptions pose significant risks to the industry and its reputation. Such events may be caused by power outages, natural disasters (including extreme weather), terrorist attacks, failures or impairments of communications satellites or on-ground uplinks or downlinks used to transmit programming, or other similar events.  Any significant disruption in service could cause consumers to switch to competing technologies, which could have an adverse impact on the cable industry and the demand for our products.

Risks Relating to our Common Stock and our Status as a Public Company

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience and is generally unfamiliar with the requirements of the United States securities laws and U.S. Generally Accepted Accounting Principles, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The majority of the individuals who now constitute our senior management team have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

Shares of our common stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our common stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we may be deemed a “shell company” pursuant to Rule 144 prior to the Exchange Transaction, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date on which our Current Report on Form 8-K is filed with the Commission reflecting our status as a non- “shell company.” Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after the date of the filing of our Current Report on Form 8-K and we have otherwise complied with the other requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our employees and consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our previous status as a “shell company” could prevent us from raising additional funds, engaging employees and consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

We will be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with the Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Management believes that its internal controls and procedures are currently not effective to detect the inappropriate application of U.S. GAAP rules. Management realize there are deficiencies in the design or operation of our internal control that adversely affect our internal controls which management considers to be material weaknesses including those described below:

i)
We have insufficient quantity of dedicated resources and experienced personnel involved in reviewing and designing internal controls. As a result, a material misstatement of the interim and annual financial statements could occur and not be prevented or detected on a timely basis.

ii)
We do not have an audit committee or an independent audit committee financial expert. While not being legally obligated to have an audit committee or independent audit committee financial expert, it is the management’s view that to have an audit committee, comprised of independent board members, and an independent audit committee financial expert is an important entity-level control over our financial statements.

iii)
We did not perform an entity level risk assessment to evaluate the implication of relevant risks on financial reporting, including the impact of potential fraud-related risks and the risks related to non-routine transactions, if any, on our internal control over financial reporting. Lack of an entity-level risk assessment constituted an internal control design deficiency which resulted in more than a remote likelihood that a material error would not have been prevented or detected, and constituted a material weakness.

iv)	We lack personnel with formal training to properly analyze and record complex transactions in accordance with U.S. GAAP.

v)	We have not achieved the optimal level of segregation of duties relative to key financial reporting functions.

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

If we lose our key management personnel, we may not be able to successfully manage our business or achieve our objectives, and such loss could adversely affect our business, future operations and financial condition.

Our future success depends in large part upon the leadership and performance of our executive management team and key consultants. If we lose the services of one or more of our executive officers or key consultants, or if one or more of them decides to join a competitor or otherwise compete directly or indirectly with us, we may not be able to successfully manage our business or achieve our business objectives. We do not have “Key-Man” life insurance policies on our key executives. If we lose the services of any of our key consultants, we may not be able to replace them with similarly qualified personnel, which could harm our business. The loss of our key executives or our inability to attract and retain additional highly skilled employees may adversely affect our business, future operations, and financial condition.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to our company and shareholders for damages for breach of fiduciary duty as a director or officer to the extent provided by Nevada law. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our stock.

Our stock is categorized as a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than US$ 5.00 per share or an exercise price of less than US$ 5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We presently intend to retain all earnings for our operations.

A limited public trading market exists for our common stock, which makes it more difficult for our stockholders to sell their common stock in the public markets.

Our common stock is currently traded under the symbol “CATV,” but currently with low or no volume, based on quotations on the “Over-the-Counter Bulletin Board,” meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our stock until such time as we became more viable.  Additionally, many brokerage firms may not be willing to effect transactions in the securities.  As a consequence, there may be periods of several days or more when trading activity in our stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities.  Due to the volatility of our common stock price, we may be the target of securities litigation in the future.  Securities litigation could result in substantial costs and divert management’s attention and resources.

Shareholders should also be aware that, according to SEC Release No. 34-29093, the market for “penny stock,” such as our common stock, has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.  Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our articles of incorporation authorize the issuance of up to 90,000,000 shares of common stock with a par value of $0.001 per share and 10,000,000 shares of preferred stock with a par value of $0.001 per share. Our Board of Directors may choose to issue some or all of such shares to acquire one or more companies or properties and to fund our overhead and general operating requirements. The issuance of any such shares may reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

We may not qualify to meet listing standards to list our stock on an exchange.

The SEC approved listing standards for companies using reverse acquisitions to list on an exchange may limit our ability to become listed on an exchange. We would be considered a reverse acquisition company (i.e., an operating company that becomes an Exchange Act reporting company by combining with a shell Exchange Act reporting company) that cannot apply to list on NYSE, NYSE Amex or Nasdaq until our stock has traded for at least one year on the U.S. OTC market, a regulated foreign exchange or another U.S. national securities market following the filing with the SEC or other regulatory authority of all required information about the merger, including audited financial statements. We would be required to maintain a minimum $4 share price ($2 or $3 for Amex) for at least thirty (30) of the sixty (60) trading days before our application and the exchange’s decision to list. We would be required to have timely filed all required reports with the SEC (or other regulatory authority), including at least one annual report with audited financials for a full fiscal year commencing after filing of the above information. Although there is an exception for a firm underwritten IPO with proceeds of at least $40 million, we do not anticipate being in a position to conduct an IPO in the foreseeable future. To the extent that we cannot qualify for a listing on an exchange, our ability to raise capital will be diminished.

DESCRIPTION OF PROPERTY

The principal executive offices for the Registrant are located at: 1248 Highway 501 Business, Conway, South Carolina 29526.  The monthly rent for this property and related expenses is $1,750 per month, pursuant to a Rent to Own Contract with Shirley Faye M. Strickland, until the aggregate purchase price of $250,000 has been paid.  The Registrant also leases office space on a month-to-month basis at 1256 Highway 501 Business, Conway, South Carolina 29526.  The monthly rent for this property and related expenses is $1,900 per month.  The Registrant’s main telephone number is: 1-843-347-4933.  The Registrant’s website is located at: www.4Cable.tv.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of 4Cable TV for the fiscal years ended 2011 and 2012 months and the six months ended June 30, 2013, should be read in conjunction with the Summary Selected Consolidated Financial Data and the financial statements of 4Cable TV, and the notes to those financial statements that are included elsewhere in this Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

We were incorporated under the laws of the State of Nevada on November 8, 2007 under the name “Liberto, Inc.”  On April 25, 2013, we affected an 11 for 1 forward split of our common stock payable in the form of a stock dividend.

On September 30, 2013, we closed a voluntary share exchange transaction pursuant to the Exchange Agreement by and among the Company, 4Cable TV, and the Selling Shareholders.

In accordance with the terms of Exchange Agreement, on the Closing Date, the Registrant issued 20,900,000 shares of its common stock to the Selling Shareholders in exchange for 100% of the issued and outstanding capital stock of 4Cable TV.  Immediately prior to the Exchange Transaction the Registrant had 23,650,000 shares of common stock issued and outstanding. Immediately after the Exchange Transaction, the Registrant had 44,550,000 shares of common stock issued and outstanding.

Prior to the Exchange Transaction, we were a development stage company focused on the development, manufacture and sale of artificial lobster meat.  We were a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.  As a result of the Exchange Transaction, the Selling Shareholders acquired approximately 46.91% of our issued and outstanding common stock, 4Cable TV became our wholly-owned subsidiary, and the Registrant acquired the business and operations of 4Cable TV.

4Cable TV was incorporated on May 19, 2005 as a South Carolina corporation.  4Cable TV has certain valuable business and intellectual property related to cable television transmission hardware.

Our management’s discussion and analysis of our financial condition and results of operations are only based on 4Cable TV’s current business.  Our previous shell company’s results of operations are immaterial and will not be included in the discussion below.  Key factors affecting our results of operations include revenues, cost of revenues, operating expenses and income and taxation.

Comparison of the Six Months Ended June 30, 2013 and 2012

Net Sales

4Cable TV’s net sales for the six months ended June 30, 2013 totaled $476,926, an increase of 107% from $229,648 for the six months ended June 30, 2012.  This increase in net sales was attributable to one of 4Cable TV’s customers reinstituting an equipment upgrade program that was cancelled in 2008, during the economic slowdown. This project is expected to continue for another 18 months.

Cost of goods sold

Cost of goods sold for the six months ended June 30, 2013 was $326,478 and consists primarily of assembly parts and labor. Cost of goods sold increased 95%, from $167,695 for the six months ended June 30, 2012.   4Cable TV’s gross margin improved slightly due to economies of scale, stable prices from its suppliers and increased efficiency from its workforce.

Gross profit

Gross profit for the six months ended June 30, 2013 was $150,448, an increase of 142% from $61,953 for the six months ended June 30, 2012. The increase in gross profit as a percent of revenue from 26.9% to 31.5% was the result of economies of scale and increased efficiency of 4Cable TV’s workforce.

Operating income (loss)

4Cable TV’s operating expenses for the six months ended June 30, 2013 increased by 144%, from $52,653 to $128,491 for the six months ended June 30, 2012.  This increase in operating expenses was primarily due to an increase in marketing expenses in anticipation of the new business plan. Research and development costs also increased as a result of new product development and improvements to its existing product line.

Net income (loss)

4Cable TV had  net income of $5,279 for the six months ended June 30, 2013 compared to a net loss of $10,163 for the six months ended June 30, 2012.  This increase in net income is attributable to improved profit margins due to a shift in the sales mix to higher margin products.

Comparison of the Years Ended December 31, 2012 and 2012

Net Sales

4Cable TV’s net sales for the year ended December 31, 2012 totaled $632,172, an increase of 59.17% from $397,164 for the year ended December 31, 2011.  This increase was attributable to one of its existing customers reinstituting an equipment upgrade program that was cancelled during the economic slowdown. This project is expected to continue for another 18 months.

Cost of goods sold

Cost of goods sold for the year ended December 31, 2012 was $411,328. Cost of goods sold increased 54.17%, from $266,790 for the year ended December 31, 2011. The cost of goods sold decreased slightly as a percentage of sales due to stable prices and efficiency increases in 4Cable TV’s work force.

Gross profit

Gross profit for the year ended December 31, 2012 was $220,844, an increase of 69.39% from $130,374 for the year ended December 31, 2011. This increase was due to the increase in sales discussed above and a slight increase in margin.

Operating Income (loss)

4Cable TV’s operating income for the year ended December 31, 2012 was $4,361, an improvement of $47,217 from its operating loss of $42,856 for the year ended December 31, 2011. This increase in operating income is attributed to stable margins on an increase in sales. While net sales increased 59.2%, operating cost increases were held to a 25.7% increase.

Net income (loss)

4Cable TV had a net loss of $49,341 for the year ended December 31, 2012 compared to net loss of $51,035 for the year ended December 31, 2011, an improvement of $1,694.  The net loss was largely due to an increase in interest expense of $45,523.

Liquidity and Capital Resources

Overview

As of June 30, 2013, 4Cable TV had cash on hand of $60 and a working capital deficit of $140,192.  We anticipate working capital requirements of $250,000 to $400,000 over the next 12 months. We expect that the committed financing of $500,000 detailed below will be sufficient to meet our anticipated cash requirements over this period.

As of June 30, 2013, 4Cable TV has outstanding notes payable of $72,801, including $15,602 payable pursuant to a note bearing interest at the rate of 20% and repayment of $300 per business day, and payables to related parties of $51,744.

4Cable TV also has capital lease obligations for its principal executive offices pursuant to the Rent to Own Contract. As of June 30, 2013 the aggregate capital lease obligation was $195,182.

The Exchange Agreement included an equity commitment to the Company of $500,000 from its present shareholders to be provided during the first year after the Exchange Agreement is signed (the “Financing”).  The terms of the Financing are as follows: (i) $45,000 within seven days of the execution of the Exchange Agreement, (ii) $255,000 within sixty days after the filing of this Current Report on Form 8-K, (iii) $200,000 thirty to forty five days after the funding in (ii) above, and (iv) thereafter, a minimum of $75,000 every thirty to forty five days until the remainder of the $500,000 Financing has been completed.

Our current cash requirements are significant based upon our plan to develop and market new product lines to grow our business.  We estimate a need for $250,000 to $400,000 in additional capital over the next 12 months which we expect will be provided by the Financing.  While we do not have any short-term plans to conduct any debt or equity financings beyond the Financing, we may in the future use debt and equity financing to fund operations, as we look to expand and fund development of our products and services and changes in our operating plans, increased expenses, acquisitions, or other events, may cause us to seek such financing sooner than anticipated.  There are no assurances that we will be able to raise such required working capital on terms favorable, or that such working capital will be available on any terms when needed.  The terms of such working capital may result in substantial dilution to existing shareholders.  Any failure to secure additional financing may force the Company to modify its business plan.  In addition, we cannot be assured of profitability in the future.

Net cash provided by (used in) operating activities

Net cash provided by operating activities for the six months ended June 30, 2013 was $5,697 compared to net cash provided by operating activities of $6,832 for the six months ended June 30, 2012. The decrease is due to cash used in payments to accounts payable, offset by increased cash from net income.

Net cash provided by (used in) investing activities

Net cash used in investing activities for the six months ended June 30, 2013 was $31,209 compared to net cash used in investing activities of $935 for the six months ended June 30, 2012. The increase in cash used in investing activities reflected an investment in a machine to do in-house manufacturing of metal parts, as well as a network analyzer to provide additional testing capabilities.

Net cash provided by (used in) financing activities

Net cash provided by financing activities for the six months ended June 30, 2013 was $8,855 compared to net cash used in financing activities of $14,278 for the six months ended June 30, 2012. The increase was primarily the result of an advance from the Company of $40,000.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements.

Critical Accounting Estimates

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with general accepted accounting principles.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.   Actual results could vary from the estimates that were assumed in preparing these financial statements.

The most significant estimates and assumptions include the:

•	Impairment, useful lives and salvage values of our machinery and equipment
•	reserve for excess and obsolete inventory
•	loss contingencies

It is reasonably possible that these above significant estimates we make may change in the future and could have a material effect on our financial statements.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their fair value due to their short term maturities.

Inventories

Inventories are stated at the lower of cost or market. Inventory cost is determined on a weighted average cost method. The Company maintains reserves to reduce the value of inventory to the lower of cost or market, including reserves for excess and obsolete inventory.

Evaluation of Long-Lived Assets

The Company periodically reviews its long term assets and makes adjustments, if the carrying value exceeds fair value, based on the undiscounted cash flows expected to be derived from the use and ultimate disposition of the assets. Assets identified as impaired are carried at estimated fair value. Due to the changing technology and market conditions, it is possible that future impairment reviews may indicate additional impairments of our long-lived assets, which could result in charges that are material to the Company’s results of operations.

Property, plant and Equipment

Depreciation is recognized using the straight-line method over the following approximate useful lives:

Machinery and equipment including capitalized leased equipment	5 to 7 years
Buildings including capitalized leased buildings	27.5 years

Income Taxes

On June 30, 2013 the Company had a net operating loss carry forward of approximately $286,000 for income tax purposes.  The tax benefit of approximately $94,000 from the loss carry forward has been fully offset by a valuation reserve because the future tax benefit is undeterminable, as the Company is unable to establish a predictable projection of operating profits for future years. The loss carry-forwards will begin to expire in 2027.

Recently Issued Accounting Pronouncements

Accounting standards that have been issued or proposed by the Financial Accounting Standards Board or other standards-setting bodies are not expected to have a material impact on the Company’s financial position, results of operations and cash flows.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Prior To Exchange Transaction

The Company has one class of its stock outstanding, its common stock.  The following table sets forth certain information as of September 30, 2013 prior to the closing of the Exchange Transaction with respect to the beneficial ownership of our common stock (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock.  As of September 30, 2013, prior to the closing of the Exchange Transaction, there were 23,650,000 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned(2)
Directors and Executive Officers
Anthony Martin, President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer and Director 36-3198 Macapad Street Cainta Rizal Metro, Maila	-	-
All Officers and Directors as a Group	-	-
5% Shareholders
Rosielyn S. Baclig (3) Lot 7B Blk 7 Emerald St. Gold Riverville Subd Burgos Montalban, Rizal, Philippines	6,600,000	27.91%
Edmundo O. Carreos (3) Lot 7B Blk 7 Emerald St. Gold Riverville Subd Burgos Montalban, Rizal, Philippines	6,600,000	27.91%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Based on 23,650,000 shares of our common stock outstanding as of September 30, 2013, prior to the Closing of the Exchange Transaction.

(3)	Resigned as a director and officer of the Company effective April 4, 2013.

Security Ownership After the Exchange Transaction

The following table sets forth certain information as of September 30, 2013, after giving effect to the Closing of the Exchange Transaction, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock.  As of September 30, 2013, after giving effect to the Closing of the Exchange Transaction, there were 44,550,000 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned(2)
Directors and Executive Officers
Steven K. Richey (3) Director, President and Chief Executive Officer 415 Wellman Ct Conway, South Carolina 29526	8,038,140	18.04%
Susan Richey (3) Secretary and Director 415 Wellman Ct Conway, South Carolina 29526	8,038,140	18.04%
Andrew Staniak Vice President and Director 908 St. James Ct Aynor, South Carolina 29511	8,038,140	18.04%
George Schnellman Chief Financial Officer 1313 Woody Ln. Conway, South Carolina 29526	1,045,000	2.35%
Gene Faulkner 261 Fresno Springs Buda, TX 78610	-	-
All Officers and Directors as a Group	17,121,280	38.43%

5% Shareholders
Rickey Luke 216 Highland Trail LaGrange, GA 30240	3,778,720	8.48%
Rosielyn S. Baclig (4) Lot 7B Blk 7 Emerald St. Gold Riverville Subd Burgos Montalban, Rizal, Philippines	6,600,000	14.81%
Edmundo O. Carreos (4) Lot 7B Blk 7 Emerald St. Gold Riverville Subd Burgos Montalban, Rizal, Philippines	6,600,000	14.81%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Based on 44,550,000 shares of our common stock outstanding as of September 30, 2013, after giving effect to the Closing of the Exchange Transaction.

(3)	Includes 8,038,140 shares held jointly by Steven K. Richey and Susan Richey.

(4)	Resigned as a director and officer of the Company effective April 4, 2013.

DIRECTORS AND EXECUTIVE OFFICERS

Current Officers and Directors:

On September 30, 2013, the below individuals became officers and directors of the Company:

Name	Age	Position
Steven K. Richey	67	Director, President and Chief Executive Officer
Susan Richey	58	Director, Secretary
Andrew Staniak	69	Director, Vice President
George Schnellman	63	Chief Financial Officer
Gene Faulkner	58	VP Sales and Marketing

Biographies

Steven K. Richey

Steven K. Richey was appointed President, Chief Executive Officer and a Director of the Company in September 2013.  Mr. Richey co-founded 4Cable TV in May, 2005.  Prior to that he was Vice President New Product Development at dB-tronics from 2002 to 2005, where he was responsible for engineering and board designs for amplifier upgrades.  Before that Mr. Richey served as President and CEO of Richey Pacific Cablevision from 1985 to 1999 and was Chief Engineer at CADCO Technologies.  He was the owner/operator of Pacific Cablevision ,a 150 system private cable operation in California, Arizona and Texas from 1985 to 1999 which conducted a public offering in 1990.  He was a founder and on the board of directors of the PCTA (Private Cable Television Association) from 1990 to 1998.   He began his career at AMECO in 1964.   He attended Arizona State University  and Phoenix College in the 1960’s.  He is basically self-taught in electronics.   He has attended classes and seminars over the years to supplement his knowledge.  He has written over 30 published articles and has spoken at national and international cable TV events.   He invented the Satellite Block Down converter, now used in all satellite systems and the first Cable TV Emergency Alert System, now required in all cable systems.  Mr. Richey’s knowledge of the cable industry and electronics expertise provide him with an understanding of the operations of the Company which will be invaluable to the Board.

Susan Richey

Susan Richey was appointed Secretary and a Director of the Company in September 2013.  From 1990 to 1994 Mrs. Richey worked as a marketing account specialist supporting up to eight retail outlets in Southern California.  Mrs. Richey worked in the garment industry as an Executive Assistant, and Event Planner for Barbara-Barbara   From 1985 to 1989 she worked for Golden States Food as a product receiving and dispersing specialist.  She attended Brigham Young University and studied Business and Accounting and is one class short of her degree.   Mrs. Richey’s knowledge of the Company’s operations, as well as her work experience make her a valuable member of the Board.

Andrew Staniak

Andrew Staniak was appointed Vice President and a Director of the Company in September 2013.  Mr. Staniak co-founded 4Cable TV in May, 2005.  Prior to that he was the Chief Technology Officer of dB-tronics from 2001 to 2004.  Before that Mr. Staniak served as Director of the Validation Lab with Antec, Inc., from 1995 to 2001 where his duties included evaluation of GaAs (Gallium Arsenide) hybrids for fiber nodes and RF amplifiers.  From 1980 to 1995 he was employed by Teleprompter and Century Communications as a Regional Engineer, From 1974 to 1980 he was employed by the New York Cable Television Commission as a Senior CATV Specialist where he ran operational tests on the State’s cable systems to determine if they were operating within the established rules.  He Began his career in Cable TV in 1966 with General Electric.  He graduated with a B.S. in Electrical Engineering from Radio Electronics Technical School in 1965.  Mr. Staniak’s knowledge of the cable industry and electronics expertise provides him with an understanding of the operations of the Company which will be invaluable to the Board.

George Schnellman

George Schnellman was appointed Chief Financial Officer of the Company in September 2013.  Mr. Schnellman was previously a Systems Analyst with Xerox Corp 1979 to 2002, where he was involved with billing and logistics operations. Prior to that he was a Systems Analyst at the City of Rochester (NY) from 1974 to 1979. He founded Vector Systems in 1981 to pursue business and IT consulting with a variety of clients, including Xerox Corp. Vector Systems developed a medical practice management system that was installed in over 200 doctor’s offices. From 1976 to 1979, he was an instructor at the Rochester Institute of Technology and Monroe Community College in Business Technologies. He received a BS in Business Administration and MS in Finance from Binghamton University in 1972.

Gene Faulkner

Gene Faulkner joined the Company in September 2013 as Vice President Sales and Marketing.  Prior to that he was Key Account Manager for Sunrise Telecom, Inc calling on major MSO’s from 2011 to 2013.  For 2 years prior to that he was self-employed as a technical trainer.  Prior to that he was VP-HFC Group for ACI Communications from 2002 to 2009 where he was in charge of US operations. He began his Cable TV career in 1990 as National Sales manager for Control Technology and between 1990 and  2002 he worked in various sales positions for a number of companies. He had an article published in Communications Technology Magazine in March 1988

Terms of Office

The Company’s directors are appointed for a one-year term to hold office until the next annual general meeting of the Company’s shareholders or until removed from office in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.  The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.

The Company’s officers are appointed by the Company’s Board of Directors and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Committees of the Board

Our Board of Directors held no formal meetings during the fiscal year ended December 31, 2012.  All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors.  Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.  We do not presently have a policy regarding director attendance at meetings.

We do not currently have standing audit, nominating or compensation committees, or committees performing similar functions.  Due to the size of our board, our Board of Directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors.  We do not have an audit, nominating or compensation committee charter as we do not currently have such committees.  We do not have a policy for electing members to the board.  Neither our current nor proposed directors are independent directors as defined in the NASD listing standards.

After the change in the Board of Directors, it is anticipated that the Board of Directors will form separate compensation, nominating and audit committees, with the audit committee including an audit committee financial expert.

Audit Committee

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Instead, the entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so upon the appointment of the proposed directors until such time as a separate audit committee has been established.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and shareholders holding more than 10% of our outstanding Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our Common Stock. Executive officers, directors, and persons who own more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of Forms 3, 4, and 5 delivered to us as filed with the SEC during our most recent fiscal year, none of our executive officers and directors, and persons who own more than 10% of our Common Stock failed to timely file the reports required pursuant to Section 16(a) of the Exchange Act.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company.  Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business.  Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by shareholders.  If a shareholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws.  Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o 4Cable TV International, Inc. , 1256 Highway 501 Bus, Conway SC 29526.

Board Leadership Structure and Role on Risk Oversight

Steven K. Richey currently serves as the Company’s principal executive officer and a director.  The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources.  The Board of Directors will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company.

Subsequent to the closing of the Exchange Transaction, it is anticipated that the Board of Directors will establish procedures to determine an appropriate role for the Board of Directors in the Company’s risk oversight function.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers, except that Steven K. Richey and Susan Richey are husband and wife.

EXECUTIVE COMPENSATION

Board Compensation

We have no standard arrangement to compensate directors for their services in their capacity as directors.  Directors are not paid for meetings attended.  However, we intend to review and consider future proposals regarding board compensation.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Executive Compensation - Former Executive Officers

No director, officer or employee received compensation during the Registrant’s last fiscal year.

Executive Compensation - New Executive Officers

The following summary compensation table indicates the cash and non-cash compensation earned from 4Cable TV during the fiscal years ended 2012, 2011 and 2010 by the executive officers of 4Cable TV and each of the other two highest paid executives or directors, if any, whose total compensation exceeded $100,000 during those periods.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Steven K Richey President	2012 2011 2010	21,500 21,228 18,470	- - -	- - -	- - -	- - -	- - -	21,500 21,228 18,470

Andrew Staniak Vice President	2012 2011 2010	21,500 21,228 18,470	- - -	- - -	- - -	- - -	- - -	21,500 21,228 18,470

Susan O. Richey Secretary	2012 2011 2010	4,170 4,795 2,775	- - -	- - -	- - -	- - -	- - -	4,170 4,795 2,775

None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Gene Faulkner, our Vice President Sales and Marketing , receives a salary of $100,000 plus commission of up to 5%, effective after $20,000 of booked sales within a calendar month.  We also expect to grant to Mr. Faulkner 400,000 shares of our common stock, with 100,000 shares vesting on August 1 of each of 2014, 2015, 2016, and 2017.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the Company.  Please see the section entitled “Employment Agreements” below for a discussion of management compensation in the event of a termination of employment or change in control of the Company.

Employment Agreements

We have not entered into any employment agreements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Certain Relationships and Transactions

There are no family relationships between any of our former directors or executive officers and new directors or new executive officers.  None of the new directors and executive officers were directors or executive officers of the Company prior to the Closing of the Exchange Transaction, nor did any hold any position with the Company prior to the Closing of the Exchange Transaction, nor have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Review, Approval or Ratification of Transactions with Related Persons

As we have not adopted a Code of Ethics, we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Related Party Transactions

On September 30, 2013, we entered into the Exchange Agreement.  As a result of the Exchange Transaction, the Selling Shareholders received 20,900,000 shares of our common stock in exchange for 100% of the issued and outstanding common stock of 4Cable TV.  Steven K. Richey, Susan Richey and Andrew Staniak, our newly appointed officers and directors, were Selling Shareholders. Accordingly, they received certain shares of our common stock issued in connection with the Exchange Transaction.

Effective at the Close of the Exchange Transaction, such individuals were appointed as officers and directors of the Company.

4Cable TV has received loans from related parties which we have assumed as a result of the Exchange Agreement.  We received a loan in the principal amount of $13,000 from Elizabeth Stajniak, sister of Andrew Staniak, our director and officer, $4,201 from Steve and Susan Richey, and $2,587 from Steve Richey and Andrew Staniak.  These related party loans have no enumerated interest rate and are payable upon demand.  As of June 30, 2013, the total amount payable to related parties as a result of such loans which we have assumed was $19,788.

Other than as set forth above, none of our current officers or directors have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Director Independence

During the year ended December 31, 2012, we did not have any independent directors on our board.  We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is currently listed for trading on OTCQB under the Symbol: “CATV.”  There has been no trading market for our common stock during the last two fiscal years or the 2013 fiscal year to-date.

Holders

Prior to the Exchange Transaction, there were approximately three shareholders of record of our common stock based upon the shareholders’ listing provided by our transfer agent, not including shares held in street name.  Our transfer agent is Quicksilver Stock Transfer, LLC 6623 Las Vegas Blvd. South, #255, Las Vegas, NV 89199 and its phone number is: 702-629-1883.

Dividends

We have never paid cash dividends on our common stock.  We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.  Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant.  Our retained earnings deficit currently limits our ability to pay dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the Closing of the Exchange Transaction.  This description is only a summary.  You should also refer to our articles of incorporation and bylaws which have been incorporated by reference or filed with the Securities and Exchange Commission as exhibits to this Form 8-K.

General

Our authorized capital stock consists of 90,000,000 shares of common stock at a par value of $0.001 per share, of which 23,650,000 shares were issued and outstanding immediately prior to the Closing of the Exchange Transaction and 10,000,000 shares of preferred stock at a par value of $0.001 per share, none of which were issued and outstanding immediately prior to the Closing of the Exchange Transaction.

Common Stock

The holders of Common Stock are entitled to one vote per share. They are not entitled to cumulative voting rights or preemptive rights. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of Common Stock have no subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board of Directors and issued in the future.  All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

The Company has not issued any shares of Preferred Stock.

Outstanding Options, Warrants and Convertible Securities

We do not have any outstanding options, warrants or convertible securities.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the financial statements and supplementary data included in Exhibits 99.1(a), 99.1(b) and 99.2, which are incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to Section 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the shareholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

Pursuant to the provisions of Nevada Revised Statutes, the Registrant has adopted the following provisions in its Articles of Incorporation for its directors and officers:

Articles – The Registrant’s Articles of Incorporation provide that the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes.

Bylaws – The Registrant’s Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent not prohibited by the Nevada General Corporation Law; provided, however, that the Registrant may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Registrant shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Registrant, (iii) such indemnification is provided by the Registrant, in its sole discretion, pursuant to the powers vested in the Registrant under the Nevada General Corporation Law or (iv) such indemnification is required to be made under subsection.

The Registrant’s Bylaws also provide that the Registrant shall have the power to indemnify its employees and other agents as set forth in the Nevada General Corporation Law and the Registrant shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Registrant, or is or was serving at the request of the Registrant as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said mounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

Section 3 - Securities and Trading Markets

Item 3.02.       Unregistered Sales of Equity Securities.

As more fully described in Item 2.01 above, in connection with the Exchange Transaction, on the Closing Date, we issued a total of 20,900,000 shares of our common stock to the Selling Shareholders in exchange for 100% of the capital stock of 4Cable TV.  Reference is made to the disclosures set forth under Item 2.01 of this Form 8-K, which disclosures are incorporated herein by reference.

The issuance of the common stock to the Selling Shareholders pursuant to the Exchange Agreement was exempt from registration in reliance upon Regulation D of the Securities Act as the investors are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act, such determination based upon representations made by such investors.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01.       Changes in Registrant’s Certifying Accountant.

(a)           Dismissal of Independent Certifying Accountant

Effective October 4, 2013, Silberstein Ungar, PLLC (“Silberstein”) was dismissed as the Company’s independent registered public accounting firm.  Silberstein’s report for the fiscal years ended December 31, 2012 and 2011 were on the Company’s financial statements for the Company’s former operations prior to the Exchange Transaction.  On September 30, 2013, the Company completed a reverse acquisition with 4Cable TV, which became the operations of the Company and the accounting acquirer on a going forward basis.

The dismissal of Silberstein as the independent registered public accounting firm was approved by the Company’s Board of Directors.

The reports of Silberstein regarding the Company’s financial statements for the fiscal years ended December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports dated March 11, 2013 and February 23, 2012 for the fiscal years ended December 31, 2012 and 2011, respectively, each contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern.

During the years ended December 31, 2012 and 2011, and during the period from January 1, 2013 to September 30, 2013, the date of dismissal, (i) there were no disagreements with Silberstein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Silberstein would have caused it to make reference to such disagreement in its reports; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Silberstein with a copy of the foregoing disclosures and requested that Silberstein furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)           Engagement of Independent Certifying Accountant

Effective October 4, 2013, the Company’s Board of Directors engaged Goldman Accounting Services CPA, PLLC (“Goldman”) as its independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2013.

During each of the Company’s two most recent fiscal years and through the interim periods preceding the engagement of Goldman, the Company (a) has not engaged Goldman as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report; and (b) has not consulted with Goldman regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Goldman concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Section 5 - Corporate Governance and Management

Item 5.01.       Changes in Control of Registrant.

As more fully described in Item 2.01 above, incorporated herein by reference, on September 30, 2013, we closed the Exchange Transaction. As a result of the Exchange Transaction, the Selling Shareholders acquired approximately 46.91% of our issued and outstanding common stock, 4Cable TV became our wholly-owned subsidiary, and the Registrant acquired the business and operations of 4Cable TV.

In connection with this change in control, and as explained more fully in Item 5.02 below, effective on the Closing Date, Anthony Martin resigned as a director and officer of the Registrant.  We appointed new officers and directors effective on the Closing Date. On August 19, 2013, we filed with the Securities and Exchange Commission and transmitted to holders of record of our securities the information required by Rule 14(f)-1 of the Securities Exchange Act of 1934.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 2.01 above is incorporated by reference herein.

Resignation of Officers and Directors

Effective on the Closing Date, Mr. Anthony Martin resigned from the Registrant’s Board of Directors and as an officer of the Registrant.

Appointment of Officers and Directors

Effective on the Closing Date, Steven K. Richey, Susan Richey and Andrew Staniak were appointed to the Registrant’s Board of Directors, Mr. Richey was appointed as the new President and Chief Executive Officer of the Registrant, Mrs. Richey was appointed as the new Secretary of the Registrant, Mr. Staniak was appointed as the new Vice President of the Registrant and Mr. Schnellman was appointed as the new Chief Financial Officer of the Registrant.

Our officers and directors as of September 30, 2013 are as follows:

Name	Age	Position
Steven K. Richey	67	Director, President and Chief Executive Officer
Susan Richey	58	Director, Secretary
Andrew Staniak	69	Director, Vice President
George Schnellman	63	Chief Financial Officer
Gene Faulkner	58	VP Sales and Marketing

Descriptions of our newly appointed directors and officers can be found in Item 2.01 above, in the section titled “Directors and Executive Officers - Current Management.”

There are no family relationships among any of our officers or directors, except Steven K. and Susan Richey are husband and wife.  None of the newly appointed directors has been named or, at the time of this Form 8-K, is expected to be named to any committee of the Board of Directors.  Other than the Exchange Transaction, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any of the newly appointed officers and directors had or will have a direct or indirect material interest.  Other than the Exchange Transaction, there is no material plan, contract or arrangement (whether or not written) to which any of the newly appointed directors or officers is a party or in which any of the new directors and officers participates that is entered into or material amendment in connection with our appointment of the new directors and officers, or any grant or award to any new director or officer or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the new directors and officers.

Item 5.06.       Change in Shell Company Status.

Reference is made to the Exchange Transaction under the Exchange Agreement, as described in Item 2.01, which is incorporated herein by reference. From and after the closing of the transactions under the Exchange Agreement, our primary operations consist of the business and operations of 4Cable TV. Accordingly, we are disclosing information about 4Cable TV’s business, financial condition, and management in this Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01.       Financial Statements and Exhibits.

Reference is made to the Exchange Transaction under the Exchange Agreement, as described in Item 2.01, which is incorporated herein by reference.  As a result of the closing of the voluntary share exchange transaction, our primary operations consist of the business and operations of 4Cable TV.  Accordingly, we are presenting the financial statements of 4Cable TV as of the six months ended June 30, 2013 and 2012, and for the years ended December 31, 2012 and December 31, 2011 after giving effect to the acquisition of 4Cable TV by the Registrant.

(a)	Financial Statements of the Business Acquired

The audited financial statements of 4Cable TV for the years ended December 31, 2012 and December 31, 2011, and the unaudited financial statements of 4Cable TV as of the six months ended June 30, 2013 and 2012, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1(a) and 99.1(b) of this Form 8-K.

(b)	Pro Forma Financial Information

The pro forma financial statements of the Registrant and 4Cable TV for the years ended December 31, 2012 and December 31, 2011, and the pro forma financial statements of the Registrant and 4Cable TV for the six months ended June 30, 2013, including the notes to such financial statements, are incorporated by reference to Exhibit 99.2 of this Form 8-K.

(d)	Exhibits

Exhibit Number	Description
2.1	Share Exchange Agreement dated April 4, 2013 (incorporated by reference to our Current Report on Form 8-K, filed April 8,2013)
3.1	Articles of Incorporation, and all amendments thereto (incorporated by reference to our Quarterly Report on Form 10-Q, filed on August 19, 2013)
3.2	Bylaws (incorporated by reference to our Registration Statement on Form SB-2 filed on January 22, 2008)
10.1	Amendment to Share Exchange Agreement, dated September 30, 2013*
10.2	Rent to Own Contract between 4Cable TV, Inc. and Shirley Faye M. Strickland, dated August 7, 2012*
16.1	Letter of Silberstein Ungar, PLLC, dated October 4, 2013*
21	List of Subsidiaries – 4Cable TV Inc., a South Carolina corporation
99.1(a)	Audited Financial Statements of 4Cable TV Inc. as of December 31, 2012 and 2011*
99.1(b)	Unaudited Financial Statements of 4Cable TV Inc. as of June 30, 2013 and June 30, 2012*
99.2	Pro Forma Financial Statements*
______________
*Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

4CABLE TV INTERNATIONAL, INC. a Nevada corporation

Dated: October 4, 2013	By:	/s/Steven K. Richey
	Name:	Steven K. Richey
	Title	Chief Executive Officer